UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2008

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                   Other Events.

On January 17, 2008, Red Robin Gourmet Burgers, Inc. (the “Company”) issued a press release announcing that it has agreed to acquire the assets of 4 Red Robin franchised restaurants for a total of $8.1 million. Three of these franchised restaurants are located in northern Indiana, and one franchised restaurant is located in South Plainfield, New Jersey.  The total cash purchase price for the Indiana locations is expected to be approximately $5.8 million, and approximately $2.3 million for the New Jersey restaurant, subject to purchase price adjustments, and less any assumed indebtedness.   The Company also expects to acquire the development rights to the territories formerly subject to exclusivity provisions in their respective franchise agreements.  A copy of the press release issued January 17, 2008 by the Company is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated into this Item 8.01 by reference.

ITEM 9.01                   Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Red Robin Gourmet Burgers, Inc. Press Release, dated January 17, 2008

SIGNATURE

                   Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 17, 2008

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Name:	Annita M. Menogan
Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Red Robin Gourmet Burgers, Inc. Press Release, dated January 17, 2008